                                                                 Exhibit 4(d)(5)

================================================================================

                    ICF KAISER INTERNATIONAL, INC., Issuer

                                      and

      CYGNA CONSULTING ENGINEERS AND PROJECT MANAGEMENT, INC., Guarantor
                  KAISER GOVERNMENT PROGRAMS, INC., Guarantor
                         EDA, INCORPORATED, Guarantor
                  GLOBAL TRADE & INVESTMENT, INC., Guarantor
                        KAISER EUROPE, INC., Guarantor
                 ICF KAISER / GEORGIA WILSON, INC., Guarantor
               ICF KAISER OVERSEAS ENGINEERING, INC., Guarantor
                 ICF KAISER ENGINEERS PACIFIC, INC., Guarantor
                ICF KAISER ADVANCED TECHNOLOGY, INC., Guarantor



                                      to



                         THE BANK OF NEW YORK, Trustee

                                _______________


                         Fifth Supplemental Indenture

                          Dated as of October 5, 1999

                                      to

                    Indenture dated as of December 23, 1996

                                _______________


$15,000,000 12% Senior Notes due 2003, Series A and 12% Senior Notes due 2003,
                                   Series B

================================================================================

     This FIFTH SUPPLEMENTAL INDENTURE, dated as of October 5, 1999, is entered into by and among ICF Kaiser International, Inc., a Delaware corporation (the "Company"), The Bank of New York, a New York banking corporation (the "Trustee"), and each of the following guarantors: Cygna Consulting Engineers and Project Management, Inc., a Delaware corporation; Kaiser Government Programs, Inc., a Delaware corporation formerly named ICF Kaiser Government Programs, Inc.; EDA, Incorporated, a Maryland corporation; Global Trade & Investment, Inc., a Delaware corporation; Kaiser Europe, Inc., a Delaware corporation formerly named ICF Kaiser Europe, Inc.; ICF Kaiser / Georgia Wilson, Inc., a Delaware corporation; ICF Kaiser Overseas Engineering, Inc., a Delaware corporation; ICF Kaiser Engineers Pacific, Inc., a Delaware corporation; and ICF Kaiser Advanced Technology, Inc., an Idaho corporation (collectively, the "Guarantors").

                                  WITNESSETH:

          WHEREAS, the Company and the Trustee are parties to an Indenture dated as of December 23, 1996 (the "Indenture"), relating to the Company's $15,000,000 12% Senior Notes due 2003, Series A and 12% Senior Notes due 2003, Series B (collectively, the "Notes");

          WHEREAS, the Company desires to purchase all of the outstanding Notes for cash, in an aggregate amount not to exceed $13,200,000, plus accrued interest from June 30, 1999, and, in connection therewith, obtain consents to the adoption of amendments to the Indenture, as further described herein;

          WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may amend the Indenture or the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the then outstanding Notes (the "Requisite Holders");

          WHEREAS, Section 10.02 of the Indenture further provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement the Indenture and the Notes with the written consent of the Requisite Holders;

          WHEREAS, the Company has obtained the written consents of the Requisite Holders to the amendments set forth below and written waivers from such consenting Holders to the application of certain covenants and other provisions contained in the Indenture;

          WHEREAS, in accordance with Section 10.02 of the Indenture, the Board of Directors of the Company has authorized the execution and delivery of this Fifth Supplemental Indenture and the Company has filed with the Trustee evidence of the consent of the Holders; and

          WHEREAS, the Company, the Guarantors, and the Trustee desire to enter into, execute and deliver this Fifth Supplemental Indenture in compliance with the provisions of the Indenture;

          NOW, THEREFORE, in consideration of the premises and of the acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, it is hereby covenanted and agreed, by and among the Company, the Guarantors, and the Trustee, as follows:

                                   ARTICLE 1

                            AMENDMENTS TO INDENTURE

          Section 1.01  Amendment of Article 5.  Effective on the date hereof,
                        ----------------------
Article 5 is hereby amended by:

          (a) deleting Sections 5.04 ("Limitations on Additional Indebtedness"), 5.05 ("Limitations on Subsidiary Debt and Preferred Stock"),
5.06 ("Limitations on Restricted Payments"), 5.07 ("Limitations on Restrictions on Distributions from Subsidiaries"), 5.08 ("Limitations on Transactions With Affiliates"), 5.10 ("Restrictions on Sale of Stock of Subsidiaries"), 5.11 ("Limitations on Guarantees"), 5.13 ("Corporate Existence"), 5.14 ("Stay, Extension and Usury Laws"), 5.15 ("Insurance; Books and Records; Compliance with Law"), and 5.16 ("Inspection and Confidentiality"), in their entirety without substitution therefor;

          (b)  renumbering Section 5.09 ("Limitations on Asset Sales") to be
Section 5.04, Section 5.12 ("SEC Reports") to be Section 5.05, and Section 5.17 ("Compliance Certificates") to be Section 5.06;

          (c) inserting in paragraph (b) of Section 5.04 (as renumbered in accordance with Section 1.01(b) above) the words "Section 5.04 of" between the word "and" and the words "this Indenture (an 'Asset Sale Offer')";

          (d) deleting the references to Section 5.09 in the four places where they appear in paragraph (c) of Section 5.04 (as renumbered) and inserting in lieu thereof references to Section 5.04;

          (e) inserting a new paragraph (d) at the end of Section 5.04 to read as follows:

          "(d) Notwithstanding any provision contained in this Indenture, the purchase of the Notes and consents to the amendments set forth in the Fifth Supplemental Indenture to the Indenture, shall be expressly permitted under this Indenture and shall not be deemed to constitute a breach, violation or other contravention of any provision contained in this Indenture."

          (f) deleting the text of Section 5.05 (as renumbered) in its entirety and inserting in lieu thereof the following text:

               "The Company shall comply with the provisions of TIA section 314(a).";

          (g)  deleting the reference to Section 5.12 in paragraph (b) of
Section 5.06 (as renumbered in accordance with Section 1.01(b) above) and inserting in lieu thereof a reference to Section 5.05; and

          (h) in accordance with the deletion of Section 5.11 pursuant to paragraph (a) above,

               (i) releasing the Guarantors, without further action of, or execution and delivery of any further documents or instruments by the Company, the Guarantors or the Trustee, from the Guarantees to which each such Guarantor is (as applicable) party; and

               (ii) deleting from the defined terms "Guarantee" and "Guarantor" the text following the words "shall mean" and inserting in lieu thereof the text "[intentionally deleted]".

          Section 1.02  Amendment of Article 6.  Effective on the date hereof,
                        ----------------------
Article 6 is hereby amended by:

          (a) deleting Section 6.01 and renumbering Section 6.02 to be Section 6.01; and

          (b) deleting the phrase "in accordance with Section 6.01" in Section 6.01(a) (as renumbered in accordance with the immediately preceding Section 1.02(a) above).

          Section 1.03  Amendment of Article 7.  Effective on the date hereof,
                        ----------------------
Article 7 is hereby amended by deleting the text of clause numbers (3) through
(8), inclusive, of Section 7.01 and inserting in lieu thereof for each such deleted clause the following text: "[Intentionally deleted]".

                                   ARTICLE 2

                                 MISCELLANEOUS

          Section 2.01  Effect of Supplemental Indenture.  On the date hereof,
                        --------------------------------
the Indenture shall be supplemented in accordance herewith, and this Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          Section 2.02  Indenture Remains in Full Force and Effect.  Except as
                        ------------------------------------------
supplemented hereby and by the First through Fourth Supplemental Indentures, all provisions in the Indenture shall remain in full force and effect.

          Section 2.03  Indenture and Supplemental Indentures Construed
                        -----------------------------------------------
Together. All provisions of this Fifth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          Section 2.04  Confirmation and Preservation of Indenture.  The
                        ------------------------------------------
Indenture, as supplemented and amended by the First through Fifth Supplemental Indentures, is in all respects confirmed and preserved.

          Section 2.05  Conflict with Trust Indenture Act.  If any provision of
                        ---------------------------------
this Fifth Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Fifth Supplemental Indenture, the provision of such Act shall control. If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Fifth Supplemental Indenture, as the case may be.

          Section 2.06  Separability Clause.  In case any provision in this
                        -------------------
Fifth Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.07  Terms Defined in the Indenture.  All capitalized terms
                        ------------------------------
not otherwise defined herein (including capitalized terms used in the Recitals hereto) shall have the meanings ascribed to them in the Indenture.

          Section 2.08  Effect of Headings.  The Article and Section headings in
                        ------------------
this Fifth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

          Section 2.09  Benefits of Fifth Supplemental Indenture.  Nothing in
                        ----------------------------------------
this Fifth Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy, or claim under the Indenture, the First through Fifth Supplemental Indentures, or the Notes.

          Section 2.10  Successors and Assigns.  All covenants and agreements in
                        ----------------------
this Fifth Supplemental Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

          Section 2.11  Trustee Not Responsible for Recitals.  The recitals
                        ------------------------------------
contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

          Section 2.12  Certain Duties and Responsibilities of the Trustee.  In
                        --------------------------------------------------
entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

          Section 2.13  GOVERNING LAW.  THIS FIFTH SUPPLEMENTAL INDENTURE SHALL
                        -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          Section 2.14  Counterparts.  This Fifth Supplemental Indenture may be
                        ------------
executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                   [Remainder of page intentionally blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.


                            ICF KAISER INTERNATIONAL, INC.

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Executive Vice President and
                                       Chief Financial Officer



                            THE BANK OF NEW YORK, as Trustee

                            By: /s/ Mary Lewicki
                                --------------------------------------
                                Name:  Mary Lewicki
                                Title: Assistant Vice President



                            CYGNA CONSULTING ENGINEERS AND
                             PROJECT MANAGEMENT, INC.

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer



                            KAISER GOVERNMENT PROGRAMS, INC.
                            (formerly ICF Kaiser Government Programs, Inc.)

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer



                            EDA, INCORPORATED

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer

                            GLOBAL TRADE & INVESTMENT, INC.

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer



                            KAISER EUROPE, INC.
                            (formerly ICF Kaiser Europe, Inc.)

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer



                            ICF KAISER / GEORGIA WILSON, INC.

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer



                            ICF KAISER OVERSEAS ENGINEERING, INC.

                             By: /s/ Timothy P. O'Connor
                                 -------------------------------------
                                 Name:  Timothy P. O'Connor
                                 Title: Treasurer



                            ICF KAISER ENGINEERS PACIFIC, INC.

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer



                            ICF KAISER ADVANCED TECHNOLOGY, INC.

                            By: /s/ Timothy P. O'Connor
                                --------------------------------------
                                Name:  Timothy P. O'Connor
                                Title: Treasurer